                                                                     EXHIBIT 4.2

                             (FORM OF FACE OF NOTE)

                      SOUTHERN PACIFIC FUNDING CORPORATION
                   (Incorporated in the State of California)
                  .% CONVERTIBLE SUBORDINATED NOTES DUE 2006
                                   CUSIP No.
                                     U.S.$


  Southern Pacific Funding Corporation, a corporation duly incorporated and existing under the laws of the State of California (the "Company"), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of _____________ United States dollars on October 15, 2006 upon presentation and surrender hereof and to pay interest thereon, from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for (or from ., 1996 if no interest has been paid or duly provided for in respect of this Note), semiannually in arrears on April 15 and October 15 in each year (each an "Interest Payment Date"), commencing on April 15, 1996, at the rate of .% per annum until the principal hereof is paid or made available for payment. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Note is registered at the close of business on the Interest Record Date for such interest payment, which shall be April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date. To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest at the rate borne by this Note, compounded semi-annually. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Interest Record Date and, together with Defaulted Interest relating thereto, may be paid at any time in any lawful manner, all as more fully provided in the Indenture. Payment of interest on this Note shall be made by United States dollar check drawn on a bank in The City of New York and mailed to the person entitled thereto at his address as it shall appear in the Note Register, or (if arrangements satisfactory to the Company and the Trustee (as defined on the reverse hereof) are made) by wire transfer to a United States dollar account maintained by the payee with a bank in The City of New York; provided, however, that if such mailing is not possible and no such application shall have been made, payment of interest shall be made at the Principal Corporate Trust Office of the Trustee (as defined in the Indenture referred to below), or such other office or agency of the Company as may be designated for such purpose in The City of New York, in United States currency.

  Reference is hereby made to the further provisions of this Note set forth under Terms and Conditions of the Notes on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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  This Note shall not become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized officer of the Trustee.

  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed in its corporate name and under its corporate seal by the manual or facsimile signature of a duly authorized signatory.

                              SOUTHERN PACIFIC FUNDING CORPORATION


Dated:
       --------------
                              By:
                                  ---------------------------------
                                  Name:
                                  Title:


Attest:
        -----------------

CERTIFICATE OF AUTHENTICATION


This is one of the Notes described in the within mentioned Indenture.

  Authenticated By or on Behalf of

  THE BANK OF NEW YORK,
          as Trustee

  By:
      ------------------------
          Authorized Officer



Dated:
       -----------------

                                      A-2
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                           (FORM OF REVERSE OF NOTE)


                       Terms and Conditions of the Notes

1.   General.

     (a) This Note is one of a duly authorized issue of Notes of the Company designated as its .% Convertible Subordinated Notes due 2006 (herein called the "Notes"), limited in aggregate principal amount up to U.S.$86,250,000. The Company issued the Notes under an Indenture, dated as of October 1, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

     (b) The Notes are issuable only in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples thereof. The Notes, and transfers thereof, shall be registered as provided in the Indenture. The registered holder of a Note shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes, except as provided in the Indenture, as the absolute owner of such Note, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.

2.   Redemption; Offer to Repurchase Upon Change of Control.

     (a) The Company, at its option, may redeem the Notes, in whole or in part (but if in part, in aggregate principal amounts of no less than $1,000), at any time or times on and after October 31, 1999, upon notice as hereinafter prescribed, at a redemption price equal to 103% of their principal amount if redeemed during the period commencing October 31, 1999 through September 30, 2000, 102% of their principal amount if redeemed during the 12-month period commencing October 15, 2000, 101% of their principal amount if redeemed during the 12-month period commencing October 15, 2001, and 100% of their principal amount if redeemed on or after October 15, 2002, in each case together with accrued and unpaid interest to the date fixed for redemption. If fewer than all of the then outstanding Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee not more than 75 days prior to the date fixed for redemption, by such method as the Trustee shall deem fair and appropriate. Provisions of this Note that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

     (b) (i) If there shall occur a Change of Control (as defined in the Indenture) with respect to the Company, then the Holder of this Note shall have the right, at such Holder's option,

                                      A-3
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exercised in accordance with this Section 2(b), to require the Company to purchase this Note, in whole or in part, on the Holder Redemption Date at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Holder Redemption Date.

     (ii) Notwithstanding the fact that a Note is called for redemption by the Company otherwise than pursuant to this Section 2(b), each Holder of a Note desiring to exercise the option for redemption set forth in this Section 2(b) shall, as a condition to such redemption, on or before the close of business on the fifth Business Day prior to the Holder Redemption Date, surrender the Note to be redeemed, in whole but not in part, together with the Redemption Notice hereon duly executed at the place or places specified in the notice required by
Section 2(c) and otherwise comply with the provisions of Section 2(d). A Holder of a Note who has tendered a Redemption Notice (i) will be entitled to revoke its election by delivering a written notice of such revocation together with the Holder's non-transferable receipt for such Note to the office or agency of the Company designated as the place for the payment of the Notes to be so redeemed on or before the Holder Redemption Date and (ii) will retain the right to convert its Notes into shares of common stock, no par value ("Common Stock") of the Company on or before the close of business on the fifth day (or if such day is not a Business Day, on the next succeeding Business Day) next preceding the Holder Redemption Date. In connection with any repurchase of Notes pursuant to this Section 2(b), the Company will comply with any applicable rules and regulations promulgated by the United States Securities and Exchange Commission and nothing herein, including the time periods in which redemption is to occur, shall require the Company to take action which violates such applicable rules and regulations.

     (c) Notice of any redemption or notice in connection with a Change of Control will be given in accordance with Section 3.1 of the Indenture.

     (d) If (i) notice of redemption has been given in the manner set forth in
Section 3.1 of the Indenture with respect to Notes to be redeemed at the option of the Company, or (ii) notice of redemption has been given by the Holder of a Note to be redeemed pursuant to Section 2(b) hereof, the Notes so to be redeemed shall become due and payable on the applicable Redemption Date specified in such notice and upon presentation and surrender of the Notes at the place or places specified in the notice given by the Company with respect to such redemption the Notes shall be paid and redeemed by the Company at the places and in the manner and currency herein specified and at the Redemption Price together with accrued
interest, if any, to the Redemption Date.   From and after the Redemption Date,
if monies for the redemption of Notes shall have been available at the principal corporate trust office of the Trustee for redemption on the Redemption Date, the Notes shall cease to bear interest and the only right of the Holders of such Notes shall be to receive payment of the Redemption Price together with accrued interest to the Redemption Date. If monies for the redemption of the Notes are not made available by the Company for payment until after the Redemption Date, the Notes shall not cease to bear interest until such monies have been so made available.

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3.   Conversion.

     (a) Subject to and upon compliance with the provisions of the Indenture, a holder of a Note is entitled, at its option, at any time on and after the Closing Date and prior to the close of business on October 15, 2006 to convert such Note (or any portion of the principal amount thereof which is U.S.$1,000 or an integral multiple thereof), at the principal amount thereof, or of such portion, into fully paid and nonassessable shares ("Conversion Shares") of Common Stock (calculated as to each conversion to the nearest 1/1000 of a share) at a Conversion Price equal to U.S.$. aggregate principal amount of Notes for each Conversion Share (the "Conversion Price") (or at the current adjusted Conversion Price if an adjustment has been made as provided herein) by surrender of the Note, together with (if so required by the Company or the Trustee) instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the registered holder or by his duly authorized attorney, and, in either case, (iii) the Conversion Notice hereon duly executed at the Principal Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York or at such other offices or agencies as the Company may designate; provided, however, that if any Note or a portion thereof is called for redemption by the Company, or the holder thereof elects to have such Note redeemed in whole by the Company pursuant to Section 2(b) hereof, then in respect of such Note (or, in the case of partial redemption by the Company, such portion thereof) the right to convert such Note (or, in the case of partial redemption by the Company, such portion thereof) shall expire (unless the Company defaults in making the payment due upon redemption) at the close of business on the fifth day (or if such date is not a Business Day, on the next succeeding Business Day) next preceding the Redemption Date or the Holder Redemption Date (unless in the latter case the holder shall have first revoked his redemption election in accordance with Section 2(b) hereof).

     (b) In the case of any Note which is converted after any Interest Record Date and on or prior to the next succeeding Interest Payment Date, interest that is payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the person in whose name that Note is registered at the close of business on such Interest Record Date. Except as otherwise provided in the immediately preceding sentence and in the parenthetical clause in Section 3(a)(i) above, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion or on account of any dividends or distributions on the Conversion Shares issued upon conversion. Notes surrendered for conversion during the period after the close of business on any Interest Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. No fractions of shares or scrip representing fractions of shares will be issued or delivered on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture.

          (c) (i) In case at any time the Company shall pay or make a stock dividend or other distribution on any class of capital stock of the Company in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; and in the event that such dividend or other distribution is not so made, or is made in part, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (x) if such record date has not been fixed or (y) based on the actual number of shares actually issued, as the case may be.

         (ii) In case at any time the Company shall (A) subdivide its outstanding shares of Common Stock into a greater number of shares, (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of capital stock, the Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Note surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Note had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall become effective immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         (iii) In case at any time the Company shall fix a record date for the issuance of rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the Current Market Price per share of Common Stock on such record date, the Conversion Price in effect at the opening of business on the day following such record date shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock (or its equivalent) which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price per share of Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock (or its equivalent) so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment to the Conversion Price shall be made pursuant to this Section 3(c)(iii) if the holders of Notes receive, or are entitled to receive upon conversion or otherwise, the same rights, options or warrants as are issued to the holders of Common Stock, on the same terms and conditions as such rights, options or warrants are so issued to the holders of Common Stock. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, or are issued in part, or are issued but all or part of which expire unexercised, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date had not been fixed or (ii) based on the actual number of rights, options or warrants actually issued, as the case may be.

         (iv) In case at any time the Company shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its shares of Common Stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in paragraph (i) of this subsection (c) and any rights, options or warrants referred to in paragraph (iii) of this subsection (c), and (y) any dividend, return of capital or distribution paid in cash out of the retained earnings of the Company and regular quarterly dividends consistent with past practice ), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined by a Board Resolution, whose determination shall be conclusive and described in a statement filed with the Trustee) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date has not been fixed.

         (v) The Company may make such downward adjustments in the Conversion Price, in addition to those required by paragraphs (i), (ii), (iii) and (iv) of this section, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least U.S. $. in such Conversion Price; provided, however, that any adjustment which by reason of this paragraph (vi) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest cent or to the nearest 1/1000 of a share, as the case may be.

    (d) Whenever the Conversion Price is adjusted and in the event of certain other corporate actions, as herein provided, the Company shall give notice, all as provided in the Indenture.

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     (e) The Company shall use its reasonable efforts to cause all registrations with, and to obtain any approvals by, any governmental authority under any federal or state law of the United States that may be required before the Conversion Shares (or other securities issuable upon conversion of the Notes) may be lawfully issued or transferred and delivered.

4.   Transfer and Exchange of Notes.

     (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable on the Note Register upon surrender of a Note for registration of transfer at the office or agency of the Trustee in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     (b) As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable at the principal corporate trust office of the Trustee in The City of New York for an equal aggregate principal amount of Notes of authorized denominations as requested by the Holder surrendering the same. The Company shall not be required in the event of a redemption in part, (A) to register the transfer of Notes during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption or (B) to register the transfer of or exchange any such Notes, or portion thereof, called for redemption unless the Redemption Date is during the period between the close of business on any Interest Record Date and the close of business on the next succeeding Interest Payment Date, in which case such exchange may only be made prior to the close of business on the Interest Record Date immediately preceding the Redemption Date. The Company also shall not be required to exchange Notes if, as a result thereof, the Company would incur adverse consequences under United States federal income tax laws in effect at the time of such exchange. In the event of redemption or conversion of a
Note in part only, a new Note or Notes for the unredeemed or unconverted portion hereof will be issued in the name of the holder thereof.

     (c) The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery (if any) by other than regular mail and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

     (d) The Company has initially appointed the Trustee as registrar, transfer agent, paying agent and conversion agent acting through the Trustee's principal corporate trust office in The City of New York. The Company may at any time terminate the appointment of the registrar and such agents and appoint additional or other registrars and agents or approve any change in an office through which the registrar or any agent acts; provided that, until all of the Notes have been delivered to the Trustee for cancellation, or monies sufficient to pay the Notes have been made

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available for payment and either paid or returned to the Company as provided in the Notes and the Indenture, the Company will maintain a paying agent and a conversion agent in The City of New York in the United States for the payment of the principal and interest on Notes and for the surrender of Notes for conversion or redemption.

5.   Meetings of Holders.

     A meeting of Holders of Notes may be called at any time and from time to time in the manner and for the purposes set forth in the Indenture. The Trustee may at any time call a meeting of Holders of the Notes to be held at such time and at such place in any of such designated locations as the Trustee shall determine. Notice of every meeting of Holders shall be made as specified in the Indenture.

6.   Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

7.   Subordination.

     Payment of principal, premium, if any, and interest on the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

8.   Successors.

     Except as otherwise provided in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

9.   Defaults and Remedies.

     If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization in which events all principal and accrued interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

10.  No Recourse Against Others.

     No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

11.  Non-Business Days.

     In any case where the date of maturity of the principal of, premium, if any, or interest on the Notes or the date fixed for redemption of any Note shall be at any place of payment a day other than a Business Day, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding Business Day at such place of payment, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

12.  Notices.

     All notices to the Holders of Notes will be published on a Business Day in Authorized Newspapers in The City of New York. Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. A copy of each notice will be mailed by the Trustee, on behalf of and at the expense of the Company, by first-class mail to each holder of a Note at the registered address of such holder as the same shall appear in the Note Register on the day fifteen days prior to such mailing. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

13.  Governing Law.

     (a) The Indenture, this Note shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

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     (b) The Company has appointed the Trustee as its agent upon whom process may be served in any legal action or proceeding relating to or arising out of this Note, the Indenture.

14.  Authentication.

     This Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Trustee or an authenticating agent acting under the Indenture.

15.  Warranty of the Issuer.

     Subject to Section 14 hereof, the Company hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

16.  Status as United States Real Property Holding Corporation.

     To the best of its knowledge, as of the date of the issuance of this Note, the Company is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended (the "Code"). A non-United States person disposing of this Note may request from the Company a statement as to whether this Note constitutes a "United States real property interest" (as defined in Code Section 897(c)(1)) as of the date of disposition. It may be necessary to obtain a statement that this Note does not constitute a "United States real property interest" prior to the time that a tax return would otherwise be required to be filed with the United States Internal Revenue Service with respect to such disposition in order to avoid a withholding tax on such disposition. If, at any time while this Note is outstanding, the Company determines that it is at such time a "United States real property holding corporation", it shall provide notice of such determination in accordance with the provisions of Section 12 hereof. The Holder of this Note can contact the Company at One Centerpointe Drive, Suite 300, Lake Oswego, Oregon 97035 to obtain information as to the United States income tax consequences of the classification of the Company as a "United States real property holding corporation."

17.  Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

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

18.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19.  Accounting Terms.

     All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles as applied in the United States.

20.  Descriptive Headings.

     The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

22.  Information.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

     Request may be made to:

        Southern Pacific Funding Corporation
        One Centerpointe Drive
        Suite 300
        Lake Oswego, Oregon  97035
        Attention:  Secretary

                                TRANSFER NOTICE

  FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ___________________________ whose taxpayer identification number is ________________ and whose address including postal/ZIP code is ____________ ____________________________________________the within Note and all rights thereunder, hereby irrevocably constituting and appointing
__________________________________________
_______________________________________attorney-in-fact to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:                              Name:

                                    By:
                                        -----------------------------------
                                    Name:
                                    Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without enlargement or any change whatsoever.

                              SIGNATURE GUARANTEED

                               CONVERSION NOTICE

     If Note of denomination U.S. $1,000:

     The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note into shares of Common Stock of Southern Pacific Funding Corporation in accordance with the terms of this Note and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:                              ----------------------------------
                                    Signature


Dated:                              ----------------------------------
                                    Signature
                                    MUST BE MEDALLION GUARANTEED IF THE STOCK IS
                                    TO BE ISSUED IN A NAME OTHER THAN THE
                                    REGISTERED HOLDER OF THE NOTE

If Notes are to be registered in       If only a portion of the Notes in the
the name of a person other than the    name of is to be converted, please
holder, please print such person's     indicate:
name and address:
                                       1. Principal Amount to be Note,
                                          complete Transfer Notice: converted:
                                          U.S.$

                                       2. Kind, amount and denomination of
                                          Notes representing unconverted
                                          principal amount to be issued:

                                          Denominations: U.S.$
                                             (U.S. $1,000 or an integral
                                             multiple thereof)

                       OPTION OF HOLDER TO ELECT PURCHASE

     The undersigned holder of this Note hereby requests and instructs the Company to redeem this Note in accordance with the terms of Section 2(b) of this Note and directs that a check in payment of the redemption amount be delivered to the undersigned unless a different name has been indicated below. The undersigned understands that this request can be revoked by delivering written notice to the Paying Agent on or before the Holder Redemption Date, together with the undersigned's non-transferable receipt for such Note.

Dated:                              ---------------------------------------
                                    Signature
                                    MUST BE MEDALLION GUARANTEED IF CHECK IS TO
                                    BE MADE PAYABLE TO A NAME OTHER THAN THE
                                    REGISTERED HOLDER OF THE NOTE

If a check in payment of the
redemption amount is to be delivered
to a person other than the holder,
please print such person's name and
address:

                                    ---------------------------------------
                                    HOLDER
                                    Please print name and address of holder: